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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Mikohn Gaming Corporation
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated February 22, 2005, relating to the consolidated financial statements, the effectiveness of Mikohn Gaming Corporation's internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




BDO Seidman, LLP
Los Angeles, California

August 29, 2005